Investor Day May 2023

Disclosures Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including. among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “predict,” “continue,” “maintain,” “should,” “anticipate,” “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the general strength of the economy and other economic conditions affecting consumer preferences and spending, including the availability of credit to the Company’s target consumers and to other consumers, impacts from continued inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth, and (2) the other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports on Form 10-Q or Form 8-K. You are cautioned not to place undue reliance and forward-looking statements, which speak only as of the date of this communication. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This communication contains certain financial Information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss. as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Free Cash Flow (net cash provided by operating activities less capital expenditures), (4) Adjusted EBITDA margin on a consolidated and segment basis, and (5) net debt to Adjusted EBITDA ratio. “Special Items” refers to certain gains and charges we view as extraordinary, unusual, non-recurring in nature or which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included in the appendix of this presentation. Because of the inherent uncertainty related to the special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for or superior to, and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. Note that all sources in this presentation are from Company reports and Company estimates unless otherwise noted. 2Investor Day

Agenda Upbound Mitch Fadel, Sudeep Gautam, Brendan Metrano Rent-A-Center Anthony Blasquez 1 2 3 4 5 Break Acima Tyler Montrone Finance Overview Fahmi Karam Q&A 3 Investor Day 10:00 am – 1:00 pm

Mitch Fadel 4

Key Investment Highlights 1 Industry leader within a large and underserved market Leader in LTO space with retail and virtual lease-to-own capabilities Estimated $45-$55 billion market with 106 million non-prime core consumers Resilient business model that performs well under various macroeconomic scenarios Proven model with 50 years at RAC and 10 years at Acima Ability to shift target consumer base depending on traditional lender’s risk appetite 2 Key competitive differentiators Local presence with fleet of vehicles for last-mile delivery Proprietary technology and data analytics Ability to offer multiple growth avenues with a single partner across both operating platforms RAC and Acima 3 Strong liquidity and free cash flow generation that supports growth and shareholder value Stable and robust cash flow generation with an estimated $650-$850 million accumulated FCF 2024-2026 Robust dividend yield with track record of returning capital to shareholders 5 Leadership has a strong track record in the industry and in key strategic functions Long tenured, seasoned RTO/LTO operators Key positions filled over the past 12-months with robust functional expertise 6 Growth opportunities to expand into adjacent products and services Recently announced partnership with Genesis Financial Solutions Ability to add products to our platform to meet additional needs of underserved consumers 4 5Upbound

Elevating Financial Opportunity for All Upbound provides consumers access to financial growth and confidence. Our platform creates value by seamlessly connecting consumers with the products they want and need. 6 Upbound

A Solutions Platform for the Financially Underserved Have less than $1,000 in savings, while 26% have no savings Living paycheck to paycheck Consumers earning <$75k that feel financially anxious Consumers who haven’t checked credit score in last 12 months 58% 64% 63% 33% Traditional financial solutions are not available for all U.S. Adult Population Non-Prime No Credit file Limited Credit File 106M 57M 28M 21M 114M 35M Prime Near-Prime 149M Sources: Oliver Wyman Study, LendingTree, Pymnts.com, FinHealth Network, GoBankingRates.com, and FINRA GFLEC. 7Upbound

Led with Deep Market Knowledge and Strong Functional Expertise Shared Services Leaders Operating Unit Leaders Fahmi Karam Chief Financial Officer Sudeep Gautam Chief Technology & Digital Officer Anthony Blasquez Head of Rent-A-Center Ann Davids Chief Customer & Marketing Officer Bryan Pechersky General Counsel & Corporate Secretary Mike Bagull Business Development & Partnerships Tran Taylor Chief Human Resources & Diversity Officer Tiffany Watson Enterprise Business Operations Tyler Montrone Head of Acima Mitch Fadel Director & Chief Executive Officer 8Upbound

We Employ a True Omni-Channel Model ~2,400 corporate and franchise stores in the communities we serve ~25% of revenue from e-commerce Operations in all 50 states, Mexico and Puerto Rico Final mile capabilities Strong customer relationships & retention >31k retail partners in 46 states Serving lease to own customers in several diverse industries Proprietary technology Differentiated staffed, virtual, omni, and unintegrated partnerships 9Upbound

Long History of Serving Our Customers Our established operations are strongly-rooted in our communities, with deep customer and retailer relationships that help provide consumers with access to the products they want and need Rent-A-Center founded RTO Industry Consolidation Established Partner Lease to Own Business Model International Expansion in Mexico (~130 locations today) & Franchise Growth (~440 locations today) Acquired Acima – became largest lease and rent-to-own business in the U.S.¹ Became Upbound – setting mission for the next 50 years 202320212010 - 201420051993- 20051973 50 years 1. Based on revenue, profits, and customers. 10Upbound

Strong Financial Profile 45.9% 49.7% 4.4% Rent-A-Center Acima Other Diversified Revenue Mix (2022) $4.2 Billion FY 2022 Consolidated Revenues Steady Revenue Stream (2022) 79.5% 18.1% 2.4% Rental & Fees Merchandise Sales Other 2019 2020 2021 2022 Rent-A-Center Acima Other Adjusted EBITDA & Margin1,2 $407 Million FY 2022 Free Cash Flow1 11.1% 13.8% 13.5% 10.7% 1. Free cash flow and Adjusted EBITDA are non-GAAP financial measures; see Non-GAAP reconciliations in the appendix. 2021 and 2022 are presented excluding stock-based compensation. 2. 2019–2021 Adjusted EBITDA and Margin are shown on a pro-forma basis for the 2021 Acima acquisition. Prior to 2022, we did not exclude stock-based compensation in our adjusted EBITDA. $394M $563M $647M $453M 11Upbound

Offering a Solutions Platform Making Challenging Commerce Possible Underwriting Servicing Logistics Consumers Limited financial access UPBD Value Financial Access Payment Flexibility Financial Growth Retailers Pressure for new customers, sales, and growth channels UPBD Value Increase Sales New Customers Omni-Channel Solutions Technology Capital CX & UX Ability to Add Product / Business 12Upbound

Upbound 13

upbound
at work

Upbound Partner Touchpoints – a Differentiator

1. **RAC retail purchases**
2. **Acima Marketplace**
3. **Acima on Partner Website**
4. **Acima In-store POS** (Virtual & Staffed)
5. **Second Look Credit**

ASHLEY

Furniture

RAC Retail Inventory Purchases
Extended Aisle for Rent-A-Center
Acima Staffed Ashley Locations
Acima Virtual & Online (Ashley.com)
Upbound Marketing

Targeted Need a new sofa to enjoy that new TV on?
Promotional Low initial lease payment

BEST BUY

Technology Big Box

Extended Aisle on Rent-A-Center
Acima MarketPlace – Virtual Lease Card Enabled
Acima Mobile App
Upbound Marketing

Targeted Need a TV to watch from that new sofa?
Promotional Low initial lease payment

Our Industry & Opportunity 14

We Serve Two Large Stakeholders Consumers Limited financial access & growth opportunities Retailers Pressure for new customers and growth channels 15Upbound – Our Industry & Opportunity

Upbound – Our Industry & Opportunity
16

Lease / Rent-to-Own Industry


$45B to $55B
Consumers
Access at Retailers
$4.2B Upbound

Our Customers

Income	$48k Average Income | Acima $37k Average Income | RAC
Age	Trending Younger 65% Gen Z & Millennial
Gender	48% Male 52% Female
Household	53% Family Households
Addressable Expenditure Share	~8% Expenditures on Durable Goods

Sources: Oliver Wyman Financial Inclusion and Access to Credit, Upbound Internal Data, and Upbound Customer Research.

Lease / Rent-to-Own Industry Our Retailers 400 – 450k Durable Goods Locations in U.S. 31,000 at Acima Customers Retailers Diversified Across Industries Share of US Durable Goods Retailers Partner Mix % of GMV E-com vs. Store Sales SMB Large Note: Charts and data represent Acima segment only, merchant data from 2022 U.S. Business Census. E-com Store Industry Upbound Furniture Wheel & Tire Jewelry Electronics & Appliances Other 17Upbound – Our Industry & Opportunity

We are well positioned to efficiently increase market share while also expanding the addressable market and adding to our customer and retailer value proposition Expanding Our Offerings = Enabling Growth in Two Channels Retailers • Maximize value at each location • Strengthen offering for new retailers • Expand beyond durable goods Consumers • Expand offering to increase access to financial opportunities • Elevate customer lifetime value • Increase addressable expenditure share $45-$55B LTO & RTO Durable Goods Everyday Needs International New Industries 18Upbound – Our Industry & Opportunity

Strategic Priorities 19

Upbound Strategic Priorities Invest in Our Platform Improve our core business, while creating a foundation for sustained future growth Expand Offerings and Financial Access Add new products that create more financial access that benefit consumers and retailers Optimize Offerings Provide consumers a personalized journey through the Upbound platform to generate highest lifetime value. Enable our partners to access our customer base to grow sales 1 2 3 20Upbound – Strategic Priorities

Invest in Our Platform Systems Further develop integrated technologies to better meet current and future retailer and consumer demands 1 Core Growth Improve our core solutions through Omni-channel enablement, customer loyalty, and expansion of products and retail relationships Talent Investment in new and existing talent to enable synergies across current and new lines of business 21Upbound – Strategic Priorities

Upbound – Strategic Priorities 22

2 Expand Offerings and Financial Access

New Financial Solutions

Adjacent and complementary products to increase customer opportunity through expanded access


General Credit Card
Retail Credit
Customer
POS LTO
Retail LTO
Additional Offerings

Elevate Consumer Opportunity

Platform that continuously engages customers, provides financial options, and customer loyalty


General Credit Card
Retail Credit
POS LTO
Retail LTO
Additional Offerings

Current Capability · New Strategic Partnership · Future Capabilities

Upbound – Strategic Priorities 23

Expanding Offering Beyond Lease-to-Own

upbound

Increase Financial Solutions Options

Expand Addressable Market Beyond Durable Goods

GENESIS FINANCIAL SOLUTIONS

General Purpose Credit Card

- Offered to qualified Upbound customers
- Enable everyday spending for underserved consumers
- Elevate access to traditional financing solutions
- Increase customer loyalty and retention

UPBD Economics	Upfront fee per account + % share of balances
UPBD Capital	None
UPBD Credit Risk	None
Opportunity	Millions of active and former UPBD customers

Retail Credit & Lease Solution

- Grow retailers' sales and attract more customers
- Allow expansion beyond durable goods
- Single integration with combined product offering
- Increase customer and retailer retention

UPBD Economics	Fee based on % of purchase volume
UPBD Capital	None
UPBD Credit Risk	None
Opportunity	~31K existing SMB retailers and new retailers

Summary terms refer to the retail credit offering only, not LTO

Estimated $25-$40 million of incremental EBITDA on a run-rate annualized basis

White-label launch expected late 2023 or early 2024

Optimize Offerings Consumers Become consumers product of choice to reach the next step in their financial journey; provide opportunity when circumstances change Retailers Develop solutions that better enable our retailers to access our customers & customers to shop at our retailers Repeat Purchases Retail Store Sales Online Sales Marketing & Promotions Deep Subprime Subprime Near-Prime 26% 43% Consumer Movement (YoY Change) 22% 21% Younger consumers’ avg. near/subprime entering market Source: CFPB Office of Research: Credit Score Transitions. 24Upbound – Strategic Priorities 3

TECHNOLOGY ENABLING THE POWER OF CHOICE SPEED . SCALE . STABILITY Sudeep Gautam 25

Our Digital Footprint has Delivered Exceptional Results Acquire Retailer Integration API Suite E-commerce & Digital Marketplace Decision & Risk Engine Customer Data Platform Fleet Management Service Retention Engine Digital Payments Platform Account Management Digital Product Portfolio Applications Processed in 2022 5.1M 4-year CAGR RAC Web Growth 57% Approvals in 2022 $9B 40M Payment Transactions in 2022 Transact RAC Store Systems Acima LTO PaaS Mobile Apps Acima | RAC Inventory Management 26Upbound – Technology

Upbound – Technology 27

And We are Just Getting Started

Winning beyond the core with hyper-personalization

Digital Vectors

Supercharge Customer Loyalty

- Omni-channel Experience
- Frictionless Approval
- Retailer Engagement & Retention

Increase organizational effectiveness

- Retailer Integration
- Underwriting Optimization
- Fleet Tracking and Safety

Innovate business models

- Direct to Consumer
- Credit Solutions

Expected Outcomes

5% reduction in negative lease outcomes

6-10% improvement in application completion rate

Low double digit GMV growth annually

70% reduction in fulfillment time

3-4% RAC & **6-8%** Acima
Reduce losses by segment to target levels

10-15% reduction in auto-claims

2x Acima MarketPlace GMV

$25 – $40M EBITDA on Annualized run rate

Creating Expanded Gateways to Unlock the Power Of Choice Financial Access | Deeper Engagements | Growth Data & Intelligence Ubiquitous, Trustworthy, & Secure Professionalized Product Management Digital as a Source of Distinction Platform Oriented Architecture Modular, API Driven, & Reusable Software Engineering Excellence Speed, Productivity, & Quality Insight Driven Automation Support, Decision Making, & Minimize Risk Resilient Digital Infrastructure Availability, Performance, & Security Technology Domains Customer Data & Intelligence Digital Infrastructure Automation Software Engineering Architecture Product Management 28Upbound – Technology

Anthony Blasquez 29

Leading Dedicated Lease-to-Own Retail Platform Large Market Presence • ~2,300 retail locations with strong local presence in U.S. and 126 MX locations • Growing digital business Strong Customer Value Proposition • Quality products • No credit needed • Lifetime reinstatement • Free delivery & service Established Leader in Financial Access • 50-year history • 98% of transactions are LTO • Minimal info required, flexible payment, and agreement terms Access to Top Quality, Durable Goods Brands 30Rent-A-Center

Serving a Set of Consumers with Specific Needs 53% 22% 15% 10% <$30K $30K - $50K $50K - $75K >$75K - $100K 25% 11% 16% 48% <$30K $30K-$50K $50K-$75K >$75K Rent-A-Center Customers Household Income National Distribution Overall U.S. Distribution FICO Scores in April 2021 16% 38% 46% 300 - 599 600 - 749 750 - 850 Rent-A-Center Customer Average Score 535 31Rent-A-Center

Rent-A-Center 32

A Differentiated Business Model to Meet Consumers' Needs


Product Sourcing
Wholesale
Retail
Shopping
In-Store
Online
Acquisition
Underwriting
Agreement Setup
Delivery
Post Transaction
Account Management
Payments
Service
Returns
Returns are a key differentiator
Ownership Options
Paid in Full
Early Payout
Customers
After achieving ownership, many of our customers return to fill another need.

Our Local Store Base and Co-Workers are a Key Strategic Asset ~2,400 Stores Across 50 States, Puerto Rico, and Mexico ~9,000 Coworkers 2,800 Vehicles Last Mile & Service Sales & Marketing Account Management Product Deliveries, Returns, and Service • Enables quick, flexible, and reliable delivery, pickups, and service • Ease of returns allows for deeper underwriting of customers 33Rent-A-Center Brand Awareness & Sales Performance • Enhances search engine optimization • Local “touch” elevates web and non-web sales conversion • Local showrooms for products Customer Payments & Local Collections • ~50% of payments made via store • Local in-person identity verification • Encourages on-time payments and limits fraud

History of Stable Revenues & Strong Profits and Cash Generation $205 $271 $375 $470 $357 2018 2019 2020 2021 2022 $1.86 $1.80 $1.85 $2.04 $1.95 2018 2019 2020 2021 2022 Revenue¹ ($ billions) Adjusted EBITDA¹ ² ($ millions) 2020 to 2021 Company delivers strong revenue and profit growth during the Covid-19 Pandemic 2015 to 2017 Rent-A-Center undergoes a period of challenging results following leadership changes 2008 to 2009 Rent-A-Center topline trends outperform overall U.S. retail sales by 900 bps during Global Financial Crisis 2018 to 2020 Performance rebounds and is on an upward trajectory prior to the pandemic 1973 Rent-A-Center Founded 1998 Renter’s Choice acquires Rent-A-Center to form the largest Rent-to-Own company in the U.S. with ~3,000 stores. Adopts the Rent-A-Center name 1. Includes only Rent-A-Center Business segment. 2. Adjusted EBITDA is a non-GAAP financial measure, see Non-GAAP reconciliations in the appendix. 34Rent-A-Center

Macro Impact on Profits is Normalizing $67 $73 $59 $72 $75 $92 $106 $103 $126 $131 $115 $98 $107 $104 $77 $68 $74 5% 10% 15% 20% 25% 30% $0 $20 $40 $60 $80 $100 $120 $140 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 EBITDA Margin Adjusted EBITDA1 ($ millions) 1. Adjusted EBITDA is a non-GAAP measure, see Non-GAAP reconciliations in the appendix. Stimulus Driven Boost to Business Inflation Weighs on Consumer NormalizingPre-Pandemic Stability Q1’23 $140.2M 4.8% Q4’22 $142.8M 5.8% Q4’21 $150.0M (Peak)Q1’20 $118.0M 3.9% Portfolio Skip/Stolen 4.0% 35Rent-A-Center

25% 75% Snapshot of the Business Web Visits Unique Customers Transacting Average Agreements on Rent 54M 1M1.2M Portfolio Mix E-Commerce % of Revenue 22% 22%42% 10% 4% Appliance Electronics Furniture Mobile/Computers Other Web In-Store Annualized Portfolio Value $1.7B Rolling five-year Average of Skip/Stolen Loss 3.6% Shopping Visits 18M 2022 2022 2022 2022 2022 2022 36Rent-A-Center 2022

Strong E-Commerce Growth 100 150 200 250 300 350 400 450 500 0 2 4 6 8 10 12 14 16 Th ou sa nd s M ill io ns Web Visits and Lead Volume Web Visits Web Leads 15% 17% 19% 21% 23% 25% 27% 29% 31% 33% 35% Web Conversion of Leads FY 2018 to FY 2022 Visits: +67% Leads: +32% FY 2018 to FY 2022 1200 bps of growth Key Initiatives Website Optimizations Centralized Decisioning Full Online Transactions Extended Aisle Pre-rented Products 37Rent-A-Center

Our Opportunity to Drive Growth Large Untapped Addressable Market Significant Internal Opportunities >40M Customers 5.1M Unique web customer leads 5.1M Unique web customer leads 3.3M Unique customers served Five-year look-back 38Rent-A-Center

Strategic Priorities Efficiently grow customers and lifetime value 1 Grow Customers Convert more customers & attract new prospects Increase Customer Lifetime Value Retain more customers & upsell and cross-sell Improve Operational Efficiencies Increase productivity, while progressing underwriting capabilities RAC Omni-Channel Central Digital Stores 39Rent-A-Center 2 3

Grow Customers Conversion Attract New Prospects Increase E-Commerce Throughput Make meaningful web enhancements to reduce friction & boost throughput Central Sales Support Expand central sales function to lift sales conversion capacity at all levels Strengthen Local Presence Drive store sales results via elevated talent and technology investments Marketing Drive new prospects to the web and stores New Products & Sourcing Attract new customers through diverse product offering Partnerships & Synergies Create new customer access points by leveraging the full Upbound ecosystem 40Rent-A-Center 1

Increase Customer Lifetime Value Retention Upsell & Cross-Sell Enhance Our Value Proposition Increase customer loyalty through new program flexibility and gamification Personalize Offers Increase customer agreement longevity via surgical pricing optimization and offers Improve Customer Experience Reduce customer journey friction points and empower customers by evolving the Omni-channel Personalized Digital Sales Increase lifetime agreements per customer via journey-based digital personalization Customer Relationship Sales Leverage high-touch, local store presence to upsell and cross-sell active customers New Products and Services Introduce unique new products and services to our existing customers 41Rent-A-Center 2

Improvement of Operational Efficiencies Increase Productivity Underwriting & Losses Centralize & Digitize Enable sales and collections activities across the Omni-channel to improve capacity and experience Launch New Technology Implement and evolve new in-store and logistics technology to optimize, lift capacity, and experience Test New Operational Concepts Experiment with new concepts of our store operations while testing new systems & processes Introduce New Tools Explore and launch new tools to enhance underwriting accuracy to prevent fraud and lower losses Expand Predictive Behavioral Modeling Build additional advanced predictive modeling capabilities to improve collections 3 42Rent-A-Center

Key Takeaways Rent-A-Center 43 Proven, stable track record of sustained profits> > > High value proposition for customers creates a resilient business with strong profitability and cash flow generation Low High Revenue Growth 2% 4% Adjusted EDITDA 3% 6% Adjusted EBITDA Margin Mid-to-High Teens Estimated Business Growth 2023 – 2026 (CAGR) Evolved through pandemic with larger e-commerce presence Opportunities to grow and support margins > Performance normalizing from macro headwinds in 2022

Break Return in 15 minutes.

Tyler Montrone 45

Our History Acima founded in Salt Lake City Strategic entry into new verticals/ industries Enrolled our 10,000th retailer & enabled e-com channel Acima grows GMV by 58% Acquired by Rent-A-Center & merged with Acceptance Now Exceeds 1M app downloads, 30% returning customers, and 30k retail locations 2022 - 2023 20212013 2017 2018 2019 Early 2021 Late 2021 Launched proprietary digital ecosystem Provide a seamless, transparent, and repeatable Omni-channel lease-to-own platform preferred by retailers and non-prime consumersWhat We Do 46Acima

A Leading Fintech Platform 2022 GMV Generated $1.6B 2022 Customers Served 1.5M Delivering high growth in the Virtual Lease-to-Own Market for a decade Furniture Auto Jewelry Electronics & Appliances Other Retail Locations Powered with Acima >31,000 B&M - Virtual B&M - Staffed E-com 47Acima

Serving Two Large Sets of Customers with Unmet Needs Non-prime No Credit File Limited Credit File RetailersConsumers Large Durable Goods Retailer Base to Impact 280K Retailers  450K Locations In U.S. Significant Adult Population Who Lack Access 106M | 57M Non-prime & 49M with no-to-limited credit file $45-$55B Total Addressable Market Accessed Through Two Channels Wheel & Tire Electronics & Appliances Other Furniture Jewelry Sources: 2022 U.S. Census, Oliver Wyman Financial Inclusion and Access to Credit, Upbound Internal Data, and 2023 Upbound Customer Research. 48Acima

Platform that Enables Consumers & Retailer Commerce Platform • Proprietary Technology, Data Analytics, & Underwriting • Online & In-store Checkout Solutions • Small to Enterprise Retailers • Virtual and Staffed Models • Ability to access multiple financial solutions Retailers Acima Value Creation Convert credit declined customers Add new customers who know Acima Improve retention & repeat customers Increase revenue and profits Consumers Acima Value Creation Shopping power for those who may not qualify for credit Enables access to broader set of retailers and brands Flexible payments with the ability to return No credit option Terminate without penalty 49Acima

Acima 50

Our Platform and Products

Technology developed to seamlessly allow our retailers and customers to transact

For Our Customers


Online
Shop
Apply
Checkout
Service
In-Store
Mobile/ App

For Our Retailers

Support Models	Virtual	Hybrid	Staff	Online
E-commerce Plug-ins	shopify	Magento	BIGCOMMERCE / WOO COMMERCE	API
Waterfall Partners	Charge After	Versatile Credit	STORIS	
MarketPlace	acima MarketPlace	Mobile App	Virtual Lease Card	
Sales Support	Custom In-Store Marketing Catalogue	Digital Content & Media Support		

Support | **Payments** | **Underwriting** | **Communications** | **Pricing & Promotions**

Customer Experience Simple. •. Intuitive . •. Flexible Apply Approved CheckoutShop >30k Locations Manage • On Our Site • Our Partners’ Site • Our App • In-store • On your device • Stores device • Minutes • Use Online • Use Instore • Seconds • Make Initial Payment • Sign Lease Agreement • Pickup or Get Delivered • Make Payments • Return Products • View history Tyler Tyler 51Acima

Flexible Transaction Value Take it home with a low initial payment $1,000 at Furniture Store 1. Three equal monthly payments at 30% interest, and includes monthly prorated amount of $100 annualized fee. 2. Assumes making minimum payments at 30% interest rate with minimum payment being interest +1% of balance. Own Return 90 Days Option Early Purchase Pay Over Full Lease Term $1,075 Anytime before 90 days $1,650 8 months – Pay 65% of remaining payments $2,050 Total of all payments outlined in Lease Agreement – less initial payment Pay for the time you used Return anytime; no penalty #1 Customer Option Cost at 90 days $1,0611 Flexible Lease Options Credit Card Making minimum payments $2,7612 52Acima

Merchant Experience Simple. •. Intuitive . •. Flexible Attract Customers Convert Customers TransactEngage Customers Re-Engage Track Pipeline of All Interested Customers Marketing Journey to Encourage Another Lease Materials to make engagement easy Highlighted on Acima.com & Mobile App Easy to understand value proposition 53Acima

We Have Delivered Strong Growth Customer GrowthRetailer Expansion GMV Growth Growing our retail network has been the primary historical driver of growth for our business 2018 2019 2020 2021 2022 2018 2019 2020 2021 20222018 2019 2020 2021 2022 23.6% CAGR 19.0% CAGR 26.6% CAGR Note: Excludes legacy ANOW Business. 54Acima

Diversified Into New Products and Channels 2018 2020 2022Description Key Industry Portfolio Mix The business continues to grow in core industries, while expanding in others Channel Mix Consumer shopping behavior has moved to an Omni-channel experience, and we have developed technology to meet the demand Furniture Auto Jewelry Elec/app Other In-Store Online We have continued to strengthen the business through diversifying channels, industries, and retailers Note: Excludes legacy ANOW Business. 55Acima

Underwriting at the Center of Our Platform ML-powered Decision Engine Verification and Security at checkout Custom Risk Score Device Fraud Detection Third-Party Fraud Detection Bank Account Verification Knowledge IQ for Additional Verification Fast Aggregates thousands of data points from dozens of sources to render a decision in seconds Granular Customer behavior allows Acima to tailor the risk profile for retailers, driving optimal outcomes at an industry level Proprietary Internally developed fraud and scoring model Governed The model and its outcomes are overseen by a committee with substantial deep subprime experience Data from more than 10+ million customers guides underwriting Adaptive Decisioning 56Acima

Return to Growth 2H'2023 Pull Forward & End of Stimulus Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23* Q3 '23* Q4 '23* *Projection Headwinds that drove a 23% decrease in GMV for 2022 should continue to abate in the second half of 2023 Merchant and Product Diversification Outpacing Demand Pressure Cycling Past Substantial Tightening in Underwriting Diminishing Impact of Pull Forward Demand Acima GMV | YoY % Change Flat Tightening Started Merchant Growth Maintains Stability Demand Still Suppressed Continued Normalization 57Acima Note* Company Estimates

Significant Long-Term Growth Opportunities Our estimated market share measured across our industry & consumer bases remains underpenetrated Merchant Locations that Offer Consumer Durable Goods U.S. Adult Population that Could Use Lease-to-Own Solution Estimated Annual Addressable Lease & Rent-to-Own Market 450K Retail Locations 106M Population $45-$55B Addressable Spending 7% Acima 1-2% Acima 3-4% Acima 58Acima

Strategic Priorities to Enable Growth Grow Retailer Base Enhance our network of retailers and create innovative ways to shop Increase Lifetime Value Increase the lifetime value of customers and retailers Improve Profitability Continuously improve our operations in order to deliver customer, retailer, and shareholder value 1 2 3 59Acima

Grow Retailer Base Consumer Choice Develop solutions that put shopping power and choice in the hands of consumers – attracting more retailers Retailer Expansion Expand our retailer base to provide more choice across the Acima network Grow LeasePay technology that enables customers to shop beyond Acima partners Improve new and returning customers approval process, and identify retailers where they can use their Acima Approval online & in-store Improve market share in our core verticals Expand Acima in new verticals Expand strategic partnerships to enable Acima in more places + 60Acima

Our Consumers Become a repeat shopping solution — not a transaction Our Retailers Enable retailers with an Omni-channel product suite that will drive new & returning sales • Leverage our customer network to drive incremental sales to our retail partners • Leverage our retail network to provide customers more choices and opportunities to lease other goods or utilize approvals • Elevate customer experience to increase retention and repeat business Increase Lifetime Value More retailers & choice More customers 61Acima

Improve Profitability Operations Create efficiencies and execute on synergies across the Upbound business to maintain strong margins Risk Continuously improve risk & underwriting, while also leveraging Upbound assets and data Enable automation and process efficiency Leverage Upbound people, process, and strategies for efficient call center operations Continue to execute cost containment and synergies Leverage data across all business lines to enhance decisioning Invest in solutions that will continue to reduce fraud in an increasing digital business Expand the use of the RAC fleet to aid in pick-ups and collections for Acima segment 62Acima

Additional Opportunities SMB Integrated Offering (Credit + Leasing) Enterprise Partnerships Retailer Value • Single integration with two products • Higher conversion rates • Increase loyalty & repeat business Customer Value • Access to traditional financing supported by past payment history • Opportunity to improve financial position • Create options Increased Interest • Macro-environment is increasing interest in customer & sales growth • Acima helps unlock benefits for partners Build on Our Portfolio 63Acima

Top Line Opportunities not Included: Retail Credit Partnership with Genesis and Enterprise Relationships Key Takeaways Large, untapped market opportunity focused on two large stakeholders: Consumers and Retailers > > > Scalable platform with a diversified approach to enable sustainable growth Low High GMV 10% 12% Revenue Growth 10% 12% Adjusted EBITDA 8% 12% Adjusted EBITDA Margin Low-Mid Teens Estimated Business Growth 2023 – 2026 (CAGR) Platform emphasizing customer and merchant experience with a strategic underwriting process Robust opportunities to invest in growth initiatives and optimize margins 64Acima

Financial Overview Fahmi Karam 65

Proven and Scalable Business Model to Capture Opportunity • 50-year established brand that serves a need to a large segment of the population • Track record of outperformance in economic and credit down cycles • ~70% gross margin from wholesale COGS • Strong free cash flow generation • Large and underpenetrated addressable market • Market leading digital platform with over one million app downloads • Asset-light model with low fixed costs and robust margins • Solid free cash flow conversion Two core business segments with complementary commercial and financial attributes that generate a stable and strong stream of free cash flow, with significant opportunity for long-term growth • Compelling market offering with the ability to leverage both segments to drive revenue and cost savings synergies • Optionality for significant incremental growth from potential market extensions • Over $1 billion of free cash flow since Q1 2020 • Returned $730 million in capital to shareholders since Q1 2020 66Financial Overview

$1,800 $1,853 $2,038 $1,950 $1,616 $2,068 $2,523 $2,110 $3,537 $4,072 $4,778 $4,245 2019 2020 2021 2022 Revenues² RAC Acima Other Consolidated CAGR: 6.3% $271 $375 $470 $357 $225 $293 $309 $217 $394 $563 $647 $453 2019 2020 2021 2022 Adj. EBITDA³ RAC Acima Consolidated $194 $202 $330 $407 2019 2020 2021 2022 Free Cash Flow³ CAGR: 28.0% $2.24 $3.53 $5.57 $3.70 2019 2020 2021 2022 Non-GAAP Diluted EPS³ CAGR: 18.2% $'s Millions $'s Millions$'s Millions Strong Growth, Profitability, and Cash Flow¹ CAGR: 4.8% 11.1% 13.8% 13.5% 10.7% 1. Revenue and adjusted EBITDA are presented on a pro-forma basis for the acquisition of Acima in February 2021. Free Cash Flow and EPS are presented as reported. 2. Consolidated revenue in FY21 lower by $55M year-over-year due to the impact of refranchising approximately 100 RAC locations in December 2020. 3. Non-GAAP financial measure, see reconciliations in the appendix. Prior to 2022, we did not exclude stock-based compensation in our adjusted EBITDA. 67Financial Overview

Driven by Solid Underlying Unit Economics Most customers opt to exercise a purchase option, either by Same-as-Cash (SAC) or Early Payout Option (EPO). On average, RAC covers wholesale costs in all scenarios. SAC is the most likely outcome at Acima which drives overall level of profitability. Note: Rent-A-Center yields include the effect of re-renting returned merchandise. Over the trailing four quarters, returns are 58% of delivered items; most returns are re-rented. LT Margin Target Mid-High Teens LT Margin Target Low Double Digits to Mid-Teens 68Financial Overview

Resilient Business Model that Performs Well Across Cycles O ur cu st om er s Prime Near-Prime Subprime Deep Subprime Normal vs. Strong Macroeconomic Conditions Acquire new customers who have "traded up" due to improving macroeconomic conditions. Consumers Trade-Up Prime Near-Prime Subprime Deep Subprime ≥7 20 62 1- 72 0 50 1- 62 0 <5 00 Normal vs. Weak Macroeconomic Conditions Prime Near-Prime Subprime Deep Subprime Acquire new customers who have “traded-down” while maintaining optionality to expand our customer base. O ur cu st om er s Consumers Trade-DownPrime Near-Prime Sub Prime Deep Subprime Note: Cut-off and target customers for illustrative purposes only. ≥7 20 62 1- 72 0 50 1- 62 0 <5 00 69Financial Overview

2023 Should Be a Normalized Base for Growth Pandemic-related stimulus drove high portfolio values and revenue, as well as low loss rates, in 2020 and 2021. 2022 benefited from large portfolio, however inflation took a toll on consumer demand and performance. After underwriting actions, Q1 2023 indicated that customer patterns and losses were normalizing. We believe 2023 will set up growth for 2024 and beyond. $3,536 $4,072 $4,778 $4,245 2019 2020 2021 2022 2023E Results Underlying Trend Revenue ($M) $394 $563 $647 $453 2019 2020 2021 2022 2023E Results Underlying Trend Adjusted EBITDA1 ($M) Full Year 2023 Guidance (as of May 4, 2023) Low High Revenues ($B) $3.8 $4.0 Adjusted EBITDA Excluding Stock Based Compensation ($M) $395 $435 Non-GAAP Diluted EPS $2.70 $3.20 Free Cash Flow ($M) $200 $235 All figures are presented on a pro-forma basis. 1. Non-GAAP financial measure. See reconciliation included in the appendix. Prior to 2022, we did not exclude stock-based compensation in our adjusted EBITDA. 70Financial Overview

Underwriting Improvements Underwriting • Granular decisioning framework enables risk identification and ability to assess loss/volume trade-offs • Optimizing approve/decline and lease assignment strategy with continuous testing • Leveraging data and risk insights across the enterprise Fraud • New fraud solutions reduce frictions • Machine learning fraud models improve e-commerce returns • Fraud management frameworks detect and take real-time action Risk Management • Established KPI-based thresholds to optimize lease originations by individual segments • Continuous monitoring of key metrics enables targeted corrective action • Underwriting decisioning based on profitability and risk resilience Continuous improvements to underwriting, fraud protection, and risk management increase efficiency and returns 71Financial Overview

Risk Indicators Demonstrate Positive Trends Disciplined underwriting produced significant improvement in delinquencies and losses 8.6% 10.7% 10.2% 14.4% 13.8% 2.2% 3.0% 2.6% 2.6% 3.0% 0% 5% 10% 15% 20% Past Due Rates Acima PD60+ RAC PD30+ Note: Skip Stolen Loss Rate (SSL) = Skip Stolen Losses as a % of revenue. Note: Acima SSL for 2019 only includes the ANOW business. Note: Access to rates for Virtual SSL begins Q1’20. 8.2% 12.2% 8.6% 12.6% 8.9% 6.5% 3.7% 12.0% 7.7% 3.7% 3.9% 2.7% 3.9% 4.8% 0% 5% 10% 15% 20% Skip Stolen Loss Rates Acima SSL Virtual SSL RAC SSL 72Financial Overview

We Have Levers to Support Profitability Productivity Synergy Grow GMV and portfolio Shared Services Model and Centralize Account Management Grow E-Commerce Fleet Optimization Adopt RAC’s Best Practices for Product Returns at Acima Share Customer Risk Data Across Business Units Launch New Credit Products Leverage Economies of Scale to Optimize Purchasing Power for Inventory 73Financial Overview

Strong Financial Position Solid Credit Profile • Liquidity of $560M at Q1 2023 • $1.4 billion outstanding debt • $90 million ABL (2.00%+SOFR) • $818 million TLB (3.25%+Libor) • $450 million Senior Notes (6.375%) • Ample free cash flow to support debt levels • Leverage ratio: 2.6x at the end of Q1 2023 • Interest coverage ratio: 3.3x at end of Q1 2023 • Fixed charge coverage ratio: 1.2x at the end of Q1 2023 • Credit ratings: Moody's Ba2 and S&P BB- Ample Liquidity • Operational cash flows sufficient to fund inventory purchases, without relying on capital markets • Ended Q1 2023 with $172 million of cash and $397 million available under a $550 million asset-based lending facility $818 $450 $90 2023 2024 2025 2026 2027 2028 2029 TLB Senior Notes ABL Staggered Maturity Schedule 74Financial Overview

Reinvest in the business Pay dividends Reduce debt M&A opportunities Share repurchases5 1 2 3 4 Capital Allocation to Drive Shareholder Value $ millions 2021 2022 2023 Q1 Operating Cash Flow $ 392 $ 469 $ 105 Uses of Cash Flow Capex (62) (61) (10) Dividends (72) (79) (26) Debt Reduction (post-Acima acquisition) 0 (209) (42) Share Repurchases (390) (75) – Optimizing Shareholder Value Disciplined capital allocation strategy with a focus on optimizing long-term shareholder value • Reinvestment in the business, Capex of $55-$65M or 1.5% of revenue • Returned ~$490M of capital to shareholders through share repurchases from Q1 '20 –Q1 '23 • Strong dividend yield of 4.3% as of 5/19/23 75Financial Overview

Shareholder Value Creation Algorithm 2023-2026 Low High Consolidated Revenue 6.0% 8.0% Rent-A-Center 2.0% 4.0% Acima 10.0% 12.0% Consolidated Adjusted EBITDA 8.0% 10.0% Rent-A-Center 3.0% 6.0% Acima 10.0% 12.0% Estimated Business Growth 2023 – 2026 (CAGR) 0% 5% 10% 15% 20% 25% EBITDA Growth Financial Leverage (including debt reduction) ~4% Current Dividend Yield Annual Total Shareholder Return Illustration1 TSR Algorithm Mid-Point 2023 – 2026 High Teens – Low 20% Annual TSR Estimated $650-$850 million of cumulative free cash flow generation 76Financial Overview 1. TSR is for illustrative purposes and not a company projection. Assumes annual dividend payments of ~$75 million, no share repurchases, and all remaining cash flow used to pay down debt at ~7% interest rate.

Closing Remarks Mitch Fadel 77

Key Investment Highlights 1 Industry leader within a large and underserved market Leader in LTO space with retail and virtual lease-to-own capabilities Estimated $45-$55 billion market with 106 million non-prime core consumers Resilient business model that performs well under various macroeconomic scenarios Proven model with 50 years at RAC and 10 years at Acima Ability to shift target consumer base depending on traditional lender’s risk appetite 2 Key competitive differentiators Local presence with fleet of vehicles for last-mile delivery Proprietary technology and data analytics Ability to offer multiple growth avenues with a single partner across both operating platforms RAC and Acima 3 Strong liquidity and free cash flow generation that supports growth and shareholder value Stable and robust cash flow generation with an estimated $650-$850 million accumulated FCF 2024-2026 Robust dividend yield with track record of returning capital to shareholders 5 Leadership has a strong track record in the industry and in key strategic functions Long tenured, seasoned RTO/LTO operators Key positions filled over the past 12 months with robust functional expertise 6 Growth opportunities to expand into adjacent products and services Recently announced partnership with Genesis Financial Solutions Ability to add products to our platform to meet additional needs of underserved consumers4 78Closing Remarks

Thank you

Appendix Upbound 80

Appendix – Upbound

81

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

(In thousands)	Twelve Months Ended December 31, 2022					
	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 2,079,532	$ 148,538	$ 61,471	$ 49,114	$ 12,357	$ 0.21
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Acima equity consideration vesting	-	143,210	143,210	15,431	127,779	2.16
Acima acquired assets depreciation and amortization[1]	(2,853)	77,939	77,939	8,397	69,542	1.18
IT Asset disposals	-	5,808	5,808	626	5,182	0.09
Cost savings initiatives	-	1,726	1,726	186	1,540	0.03
Store closure costs	-	1,368	1,368	147	1,221	0.02
Retail partner conversion losses	-	1,169	1,169	126	1,043	0.02
State tax audit assessment reserves	-	1,165	1,165	126	1,039	0.02
Legal settlement	-	(831)	(831)	(90)	(741)	(0.01)
Legal settlement reserve	-	650	650	70	580	0.01
Hurricane impacts	-	249	249	27	222	-
Other	-	(210)	(210)	(23)	(187)	-
Acima Transaction costs	-	187	187	20	167	-
Discrete income tax items	-	-	-	1,532	(1,532)	(0.03)
Non-GAAP Adjusted Results	**$ 2,076,679**	**$ 380,968**	**$ 293,901**	**$ 75,689**	**$ 218,212**	**$ 3.70**

1) Includes amortization of approximately $64.9 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(2.9) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Appendix – Upbound

82

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

(In thousands)	Twelve Months Ended December 31, 2021 Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 2,235,012	$ 280,539	$ 194,304	$ 59,364	$ 134,940	$ 2.02
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Acima equity consideration vesting	-	127,060	127,060	-	127,060	1.90
Acima acquired assets depreciation and amortization[1]	(14,265)	100,694	100,694	24,241	76,453	1.14
Acima Transaction costs	-	17,680	17,680	4,256	13,424	0.20
Legal settlement reserves	-	17,500	17,500	4,213	13,287	0.20
Acima integration costs	-	10,305	10,305	2,481	7,824	0.12
Hurricane impacts	-	1,424	1,424	343	1,081	0.02
Store closure costs	-	531	531	128	403	0.01
COVID-19 testing	-	293	293	71	222	-
State tax audit assessment reserves	-	161	161	39	122	-
Debt refinancing charges	-	-	15,582	3,751	11,831	0.18
Discrete income tax items	-	-	-	14,316	(14,316)	(0.22)
Non-GAAP Adjusted Results	**$ 2,220,747**	**$ 556,187**	**$ 485,534**	**$ 113,203**	**$ 372,331**	**$ 5.57**

1) Includes amortization of approximately $101.7 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $13.2 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(14.2) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share Twelve Months Ended December 31, 2020 (In thousands) Gross Profit Operating Profit Earnings Before Income Tax Tax Expense Net Earnings Diluted Earnings per Share GAAP Results $ 1,672,152 $ 237,336 $ 222,779 $ 14,664 $ 208,115 $ 3.73 Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) California refranchise store sale - 16,600 16,600 4,430 12,170 0.22 Legal settlement reserves - 7,900 7,900 2,108 5,792 0.10 Acima Transaction costs - 6,400 6,400 1,708 4,692 0.08 Legal settlement - (2,800) (2,800) (747) (2,053) (0.04) Store closure costs - 2,089 2,089 557 1,532 0.03 Asset disposals - 1,804 1,804 481 1,323 0.02 Cost savings initiatives - 1,583 1,583 422 1,161 0.02 State tax audit assessment reserves - 1,225 1,225 327 898 0.02 COVID-19 impacts - 1,153 1,153 308 845 0.02 Nationwide protest impacts - 942 942 251 691 0.01 Insurance reimbursement proceeds - (341) (341) (91) (250) - Discrete income tax items - - - 37,986 (37,986) (0.68) Non-GAAP Adjusted Results $ 1,672,152 $ 273,891 $ 259,334 $ 62,404 $ 196,930 $ 3.53 83Appendix – Upbound

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share Twelve Months Ended December 31, 2019 (In thousands) Gross Profit Operating Profit Earnings Before Income Tax Tax Expense Net Earnings Diluted Earnings per Share GAAP Results $ 1,644,071 $ 253,859 $ 223,783 $ 50,237 $ 173,546 $ 3.10 Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges) Vintage Merger termination settlement - (92,500) (92,500) (21,330) (71,170) (1.26) Headquarters sale - (21,819) (21,819) (5,031) (16,788) (0.30) Legal and professional fees - 21,429 21,429 4,941 16,488 0.29 Legal settlements - 12,896 12,896 2,974 9,922 0.18 Cost savings initiatives - 10,234 10,234 2,360 7,874 0.14 Store closures - 7,358 7,358 1,697 5,661 0.10 State tax audit assessments - 2,381 2,381 549 1,832 0.03 Insurance reimbursement proceeds - (1,147) (1,147) (264) (883) (0.02) Legal settlement reserves - 440 440 101 339 0.01 Debt refinancing charges - - 2,168 698 1,470 0.03 Discrete income tax items - - - 3,194 (3,194) (0.06) Non-GAAP Adjusted Results $ 1,644,071 $ 193,131 $ 165,223 $ 40,126 $ 125,097 $ 2.24 84Appendix – Upbound

Appendix – Upbound

85

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment)

	Twelve Months Ended December 31, 2022					
(in thousands)	Rent-A-Center Business	Acima	Mexico	Franchising	Corporate	Consolidated
GAAP Operating Profit (Loss)	$ 334,525	$ 151,301	$ 6,267	$ 19,124	$ (362,679)	$ 148,538
Plus: Amortization, Depreciation	20,526	1,928	711	146	29,768	53,079
Plus: Stock-based compensation	-	-	-	-	19,399	19,399
Plus: Special Items						
Acima equity consideration vesting	-	-	-	-	143,210	143,210
Acima acquired assets depreciation and amortization[1]	-	62,052	-	-	15,887	77,939
IT Asset disposals	-	-	-	-	5,808	5,808
Cost savings initiatives	118	(384)	-	-	1,992	1,726
Store closure costs	1,368	-	-	-	-	1,368
Retail partner conversion losses	-	1,169	-	-	-	1,169
State tax audit assessment reserves	-	1,165	-	-	-	1,165
Legal settlement	-	-	-	-	(831)	(831)
Legal settlement reserve	-	-	-	-	650	650
Hurricane impacts	249	-	-	-	-	249
Other	-	77	-	-	(287)	(210)
Acima Transaction costs	-	-	-	-	187	187
Adjusted EBITDA	$ 356,786	$ 217,308	$ 6,978	$ 19,270	$ (146,896)	$ 453,446

1) Includes amortization of approximately $64.9 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(2.9) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Appendix – Upbound

86

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment)

(in thousands)	Rent-A-Center Business	Acima	Mexico	Franchising	Corporate	Consolidated
	Twelve Months Ended December 31, 2021					
GAAP Operating Profit (Loss)	**$ 448,905**	**$ 176,496**	**$ 7,858**	**$ 20,321**	**$ (373,041)**	**$ 280,539**
Plus: Amortization, Depreciation	18,588	2,122	511	93	33,516	54,830
Plus: Stock-based compensation	-	-	-	-	20,494	20,494
Plus: Special Items						
Acima equity consideration vesting	-	-	-	-	127,060	127,060
Acima acquired assets depreciation and amortization[1]	-	87,455	-	-	13,239	100,694
Acima Transaction costs	-	-	-	-	17,680	17,680
Legal settlement reserves	-	-	-	-	17,500	17,500
Acima integration costs	14	6,849	-	-	3,442	10,305
Hurricane impacts	1,276	148	-	-	-	1,424
Store closure costs	528	-	3	-	-	531
COVID-19 testing	293	-	-	-	-	293
State tax audit assessment reserves	-	-	-	-	161	161
Adjusted EBITDA	**$ 469,604**	**$ 273,070**	**$ 8,372**	**$ 20,414**	**$ (139,949)**	**$ 631,511**

1) Includes amortization of approximately $101.7 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $13.2 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(14.2) million related to a step-down of estimated fair value below net book value for acquired lease merchandise

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment) Twelve Months Ended December 31, 2020 (in thousands) Rent-A-Center Business Acima Mexico Franchising Corporate Consolidated GAAP Operating Profit (Loss) $ 333,379 $ 57,847 $ 5,798 $ 12,570 $ (172,258) $ 237,336 Plus: Amortization, Depreciation 19,912 2,066 413 40 34,227 56,658 Plus: Stock-based compensation - - - - 12,299 12,299 Plus: Special Items California refranchise store sale 16,600 - - - - 16,600 Legal settlement reserves - - - - 7,900 7,900 Acima Transaction costs - - - - 6,400 6,400 Legal settlement - - - - (2,800) (2,800) Store closure costs 2,052 - 37 - - 2,089 Asset disposals 531 4 - - 1,269 1,804 Cost savings initiatives 577 193 - - 813 1,583 State tax audit assessment reserves 261 400 - - 564 1,225 COVID-19 impacts 883 115 - - 155 1,153 Nationwide protest impacts 942 - - - - 942 Insurance reimbursement proceeds (341) - - - - (341) Adjusted EBITDA $ 374,796 $ 60,625 $ 6,248 $ 12,610 $ (111,431) $ 342,848 87Appendix – Upbound

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment) Twelve Months Ended December 31, 2019 (in thousands) Rent-A-Center Business Acima Mexico Franchising Corporate Consolidated GAAP Operating Profit (Loss) $ 235,964 $ 83,066 $ 5,357 $ 7,205 $ (77,733) $ 253,859 Plus: Amortization, Depreciation 20,822 1,533 401 45 38,303 61,104 Plus: Special Items Vintage Merger termination settlement - - - - (92,500) (92,500) Headquarters sale - - - - (21,819) (21,819) Legal and professional fees - - - - 21,429 21,429 Legal settlements - - - - 12,896 12,896 Cost savings initiatives 8,141 500 - - 1,593 10,234 Store closures 7,222 - 136 - - 7,358 State tax audit assessments - - - - 2,381 2,381 Insurance reimbursement proceeds (1,147) - - - - (1,147) Legal settlement reserves - - - - 440 440 Adjusted EBITDA $ 271,002 $ 85,099 $ 5,894 $ 7,250 $ (115,010) $ 254,235 88Appendix – Upbound

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Twelve Months Ended December 31, (in thousands) 2022 2021 2020 2019 2018 Net cash provided by operating activities $ 468,460 $ 392,298 $ 236,502 $ 215,416 $ 227,505 Purchase of property assets (61,387) (62,450) (34,545) (21,157) (27,962) Free cash flow $ 407,073 $ 329,848 $ 201,957 $ 194,259 $ 199,543 89Appendix – Upbound